CERTIFICATION                                                       Exhibit 31.1
Chief Executive Officer

I, Robert Moore, President and Chief Executive Officer certify that:

     1. I have reviewed this quarterly report on Form 10-QSB of Chadmoore Wireless Group, Inc;

     2. Based on my knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

     3. Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial conditions, the results of its operations and cash flows of the issuer as of, and for, the periods presented in the report;

     4. The small business issuer's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

         a. Designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to them by others within those entities, particularly during the period in which the periodic reports are being prepared;

         b.   Evaluated  the   effectiveness  of  the  registrant's   disclosure
              controls and procedures as of a date within 90 days prior to the filing date of the report (the "Evaluation Date"); and

         c.   Presented in the report their  conclusions about the effectiveness
              of  the  disclosure   controls  and  procedures   based  on  their
              evaluation as of the Evaluation Date;

     5. The small business issuer's other certifying officers and I have disclosed, based on our most recent evaluation, to the small business issuer's auditors and the audit committee of the board of directors (or persons fulfilling the equivalent function):

         a. All significant deficiencies and material weaknesses in the design or operation of internal controls or financial reporting which could adversely affect the issuer's ability to record, process, summarize and report financial data; and

         b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal controls over financial reporting.


May 16, 2005

/s/ ROBERT W. MOORE
-----------------------
Robert W. Moore
Chief Executive Officer